DEAN HELLER Secretary of State	STATE OF NEVADA	CHARLES E. MOORE Securities Administrator
RENEE L. PARKER Chief Deputy Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
PAMELA RUCKEL Deputy Secretary for Southern Nevada	OFFICE OF THE SECRETARY OF STATE	ELLICK HSU Deputy Secretary for Election

Certified Copy

April 13, 2006

Job Number:	C20060413-1600
Reference Number:	20060234530-05
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s) 20060234530-05	Description Articles of Incorporation	Number of Pages 3 Pages/1 Copies

Respectfully,

DEAN HELLER Secretary of State

By
Certification Clerk

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz	Entity # E0279012006-6 Document Number: 20060234530-05
Date Filed: 4/13/2006 12:15:53 PM
Articles of Incorporation (PURSUANT TO NRS 78)	In the office of
Dean Heller Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Corporation:	Dolat Ventures, Inc.
2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Empire Stock Transfer Inc.
Name
		7251 West Lake Mead Blvd Suite 300		Las Vegas	Nevada	89128
		Street Address		City		Zip Code

		Optional Mailing Address		City	State	Zip Code
3.	Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000	Par value: $.001	Number of shares without par value:

4.	Names & Addresses of Board of Directors/Trustees: (attach additional page there is more than 3 directors/trustees)	1.	Steve Smith Name
		880 – 1140 West Pender Street, PO Box 30		Vancouver	BC	V6E 4G1
		Street Address		City	State	Zip Code
2.
Name

		Street Address		City	State	Zip Code
3.
Name

		Street Address		City	State	Zip Code
5.	Purpose: (optional – see instructions)	The purpose of this Corporation shall be: All legal purposes
6.	Name, Address and Signature of Incorporator. (attach additional page there is more than 1 incorporator)	Leah Finke			/s/ Leah Finke
		Name			Signature

		7251 West Lake Mead Blvd Suite 300		Las Vegas	NV	89128
		Address		City	State	Zip Code
7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
		/s/ Leah Finke				April 10, 2005
		Authorized Signature of R.A. or On Behalf of R.A. Company				Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State Form 76 Articles 2007
Revised on 01/01/07

ARTICLES OF INCORPORATION

OF

DOLAT VENTURES, INC

FIRST. The name of the corporation is Dolat Ventures, Inc.

SECOND. The registered office of the corporation in the State of Nevada is located at 7251 West Lake Mead Blvd Suite 300, Las Vegas, NV 89128. The corporation may maintain an office, or offices, in such other places within or without the State of Nevada as may be from time to time designated by the Board of Directors or the By-Laws of the corporation. The corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada.

THIRD. The objects for which this corporation is formed are to engage in any lawful activity.

FOURTH. The total number of common stock authorized that may be issued by the Corporation is seventy five million (75,000,000) shares of common stock with a par value of one tenth of one cent ($0.001) per share and no other class of stock shall be authorized. The corporation may from time issue said shares for such consideration as the Board of Directors may fix.

FIFTH. The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, providing that the number of directors shall not be reduced to fewer than one (1). The first Board of Directors shall be one (1) in number and the name and post office address of this Director is:

Name:	Steve Smith
Address:	880-1140 West Pender Street PO Box 30 Vancouver, BC V6E 4GI

SIXTH. The capital stock of the corporation, after the amount of the subscription price or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

Name:	Leah Finke
Address:	7251 West Lake Mead Blvd Suite 300 Las Vegas, Nevada 89128

EIGHTH. The Resident Agent for this corporation shall be Empire Stock Transfer Inc. The address of the Resident Agent and the registered or statutory address of this corporation in the State of Nevada shall be: 7251 West Lake Mead Blvd Suite 300 Las Vegas, NV 89128.

NINTH. The corporation is to have perpetual existence.

TENTH. The Board of Directors shall adopt the initial By-laws of the corporation. The Board of Directors shall also have the power to alter, amend or repeal the By-laws, or to adopt new By-laws, except as otherwise may be specifically provided in the By-laws.

ELEVENTH. The Board of Directors shall have the authority to open bank accounts and adopt banking resolutions on behalf of the corporation.

TWELFTH. No Director or Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal or modification.

THIRTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, the undersigned, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this April 10, 2006.

Leah Finke
Incorporator